Item 30. Exhibit (h) i. d. 4. ii.

Second Amendment to Distribution Sub-Agreement

This Second Amendment (the “Amendment”), effective as of November 1, 2021 (“Effective Date”), to the Distribution Sub-Agreement dated as of April 1, 2021, as amended (“Agreement”), by and among Massachusetts Mutual Life Insurance Company (“Insurance Company”), MML Distributors, LLC (“MMLD”), and BlackRock Variable Series Funds, Inc. and BlackRock Variable Series Funds II, Inc. (collectively, the “Company”).

WHEREAS, the parties wish to amend the Agreement to modify certain sections of the Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder.

2.	All references in the Agreement to “Insurance Company” shall be deemed to include C.M. Life Insurance Company.

3.	Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

4.	This Amendment set forth herein is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Agreement. Except as expressly modified hereby, the terms and provisions of the Agreement shall remain unchanged and shall continue in full force and effect.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

6.	This Amendment shall be governed by the laws of such jurisdiction specified in, and construed in accordance with, the Agreement.

REMAINDER OF THE PAGE INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the Effective Date.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ Michael S. Dunn
By:	Michael S. Dunn
Title:	Head of Institutional Insurance

C.M. LIFE INSURANCE COMPANY

/s/ Michael S. Dunn
By:	Michael S. Dunn
Title:	Vice President

MML DISTRIBUTORS, LLC

/s/ Paul Lapiana
By:	Paul Lapiana
Title:	President

BLACKROCK VARIABLE SERIES FUNDS, INC.

/s/ Charles C.S. Park
By:	Charles C.S. Park
Title:	Managing Director

BLACKROCK VARIABLE SERIES FUNDS II, INC.

/s/ Charles C.S. Park
By:	Charles C.S. Park
Title:	Managing Director
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